                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Fourth Shift Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            FOURTH SHIFT CORPORATION
                               INTERNATIONAL PLAZA
                            7900 INTERNATIONAL DRIVE
                              MINNEAPOLIS, MN 55425

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   May 6, 1998

TO THE SHAREHOLDERS OF FOURTH SHIFT CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of Fourth Shift Corporation (the "Company") will be held on Wednesday, May 6, 1998, at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402 at 3:30 p.m., Minneapolis, Minnesota time, for the following purposes:

          1.   To elect two directors.

          2. To transact such other business as may properly come before the meeting.

     Only holders of record of the Company's Common Stock at the close of business on March 20, 1998 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                    BY ORDER OF THE BOARD OF DIRECTORS



                    Marion Melvin Stuckey, Chairman of the Board

Minneapolis, Minnesota
April 1, 1998

                                -----------------

                IMPORTANT - PLEASE MAIL YOUR PROXY CARD PROMPTLY

               IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION
               AT THE MEETING, YOU ARE URGED, WHETHER YOU OWN ONE
              SHARE OR MANY, TO COMPLETE, SIGN AND MAIL YOUR PROXY.

                                -----------------

                            FOURTH SHIFT CORPORATION
                               INTERNATIONAL PLAZA
                            7900 INTERNATIONAL DRIVE
                              MINNEAPOLIS, MN 55425

                                -----------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 6, 1998

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Fourth Shift Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on May 6, 1998, at 3:30 p.m. Minneapolis time, at the Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota 55402, and any adjournments thereof (the "Annual Meeting"). Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or in person. This Proxy Statement and form of proxy enclosed are being mailed to shareholders on or about April 1, 1998.

     Those shares of the Company's Common Stock, $.01 par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares, and, if no direction is made, such shares will be voted for the election of the nominees for director named in this Proxy Statement and for the approval of the other proposals discussed herein.
If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "nonvote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such nonvote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

     A copy of the Company's Annual Report for the year ended December 31, 1997 is being furnished to each shareholder with this Proxy Statement.

     Only the holders of the Common Stock whose names appear of record on the Company's books at the close of business on March 20, 1998 will be entitled to vote at the Annual Meeting. At the close of business on March 20, 1998, a total of 9,900,653 shares of such Common Stock were outstanding, each share being entitled to one vote.

                          ITEM 1--ELECTION OF DIRECTORS

NOMINEES

     The Company's Articles of Incorporation provide for a "classified board" of directors. The number of members of the Board of Directors is currently set at eight, and the directors are divided into Class A (consisting of three directors), Class B (consisting of two directors) and Class C (consisting of
three directors).   Marion Melvin Stuckey, Michael J. Adams and David J. Allio
are the Class A directors whose terms expire at the Annual Meeting. The Board of Directors has nominated Messrs. Stuckey and Adams for reelection to the Board of Directors at the Annual Meeting for terms expiring at the annual meeting in 2001. The other directors of the Company will continue in office for their existing terms.

     Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Stuckey and Adams. If a shareholder of record returns a proxy withholding authority to vote the proxy with respect to any of the nominees, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but shall not be deemed to have been voted for such nominee or nominees. The affirmative vote of a majority of the outstanding shares of the Common Stock is necessary to elect each nominee. Cumulative voting is not permitted in the election of directors. In the unlikely event that any of the nominees is not a candidate for election at the Annual Meeting, the persons named in the accompanying form of proxy will vote for such other persons as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will not be a candidate for election.

     The following information is furnished with respect to each nominee and director as of February 28, 1998:

                                  PRINCIPAL OCCUPATION AND BUSINESS
     NAME               AGE        EXPERIENCE FOR PAST FIVE YEARS
     ----               ---       ---------------------------------

                 NOMINEE DIRECTORS: CLASS A - TERM EXPIRING 1998

Marion Melvin Stuckey. . 59   Mr. Stuckey is the founder of the Company and has
                              been the Chief Executive Officer and Chairman of the Company since 1982. Prior to forming the Company, Mr. Stuckey was an executive officer of Control Data Corporation ("CDC"), a multinational computer hardware, peripherals and services company, from 1975 to 1982. Prior to that Mr. Stuckey served in various sales, marketing and management positions at IBM from 1960 to 1975.
                              Mr. Stuckey is also a director of ULTRADATA
                              Corporation, a computer software company headquartered in California.

Michael J. Adams . . . . 52   Mr. Adams has been a Director of the Company since
                              1984.  He has been a senior partner of Adams &
                              Cesario, P.A., a law firm engaged in a general business practice in Minneapolis, for more than five years.

                                  PRINCIPAL OCCUPATION AND BUSINESS
     NAME               AGE        EXPERIENCE FOR PAST FIVE YEARS
     ----               ---       ---------------------------------

                INCUMBENT DIRECTORS: CLASS C - TERM EXPIRING 2000

Anton J. Christianson. . 45   Mr. Christianson has been a Director of the
                              Company since 1984. He has been a principal of Cherry Tree Investments, a venture capital management firm, for more than five years. He has also been a managing partner of Cherry Tree
                              Ventures II, a Limited Partnership ("Cherry
                              Tree"), since 1983. Mr. Christianson also serves on the Board of Directors of Transport Corporation of America and TRO Learning.

Steve J. Lair. . . . . . 51   Mr. Lair has been a director of the Company since
                              April 1997. He has been Senior Vice President of
                              Sales and Marketing and Service of NEC Computer
                              Corporation since March 1998.  He was Senior Vice
                              President Marketing and Sales of Acer America
                              Corporation from March 1997 until March 1998; Vice
                              President, Worldwide Marketing and Sales, Personal
                              Productivity Products, of Texas Instruments, Inc.
                              from April 1995 to March 1997; Vice President of
                              Marketing, Toshiba America Information Systems from April 1992 to April 1995; and Vice President,
                              Dataquest Microcomputer Systems Group from April
                              1988 to April 1992.

Robert M. Price. . . . . 67   Mr. Price has been a director of the Company since
                              1990. He has been President of PSV, Inc., a technology consulting business located in
                              Burnsville, Minnesota, since 1990. From 1961 until
                              1990 he served in various executive positions, including Chairman and Chief Executive Officer, with CDC. Mr. Price also serves on the Board of Directors of International Multifoods Corporation,
                              Tupperware Incorporated, Affinity Technology,
                              Inc., and Public Service Company of New Mexico.

                INCUMBENT DIRECTORS: CLASS B - TERM EXPIRING 1999

Jimmie H. Caldwell . . . 58   Mr. Caldwell has been President, Chief Operating
                              Officer and a Director of the Company since 1984.
                              Prior to that time, Mr. Caldwell served in various positions at CDC, from 1964 to 1984 and held the position of Vice President of Operations for CDC's
                              Peripheral Products Company when he left to join the Company.

Portia Isaacson. . . . . 55   Dr. Isaacson has been a director of the Company
                              since January 1994. She is currently the President of Dream IT, Inc., a consulting firm that she founded in 1987 that is engaged in publishing business information for the computer industry. Prior to that time she had been a founder and President of Future Computing, a leading computer market research firm.

MEETINGS

     During the fiscal year ended December 31, 1997, the Board of Directors of the Company held seven meetings. All incumbent directors except Mr. Price who missed two meetings, and Mr. Lair who missed two meetings, attended at least 75% of the meetings of the Board, and all incumbent directors attended at least 75% of those meetings of the committees of which they were members.

COMMITTEES

     The Board of Directors of the Company has an audit committee which met four times, a compensation committee which met three times, a strategy committee which met two times, and a corporate governance committee which met one time during 1997. The audit committee reviews the Company's arrangements with its independent public accountants and the substance of the audits. The Company's compensation committee determines policy with respect to compensation to executive management, specifically reviews the performance and establishes the compensation to the Company's Chief Executive Officer, reviews compensation to directors, and administers the Company's stock-based employee benefit plans.
The corporate governance committee monitors compliance of the board with legal responsibilities, monitors charter documents for legal compliance, and recommends frequency of board meetings. The strategy committee reviews strategic decisions related to allocation of resources, market segmentation and size, product strategy, and marketing strategy. Mr. Adams, Mr. Price and Ms. Isaacson are currently members of the Compensation Committee; Messrs. Allio, Christianson and Lair are members of the Audit Committee; Messrs. Adams, Allio and Christianson are currently members of the Corporate Governance Committee; and Mr. Price, Mr. Lair and Ms. Isaacson are currently members of the Strategy Committee.

DIRECTOR COMPENSATION

     For the fiscal year ended December 31, 1997, directors who were not also officers or employees of the Company were entitled to receive an annual fee of $1,000 per quarter plus $1,200 per Board Meeting, and $500 per committee meeting attended. All directors are entitled to participate in the Company's 1994 Employee Stock Purchase Plan and to contribute all (subject to limitations in such plan), or any portion, of the directors fees they receive to that plan. During 1997, Mr. Adams, Mr. Christianson, Ms. Isaacson, Mr. Lair and Mr. Price elected to participate in the Employee Stock Purchase Plan and received 4,245, 4,136, 3,923, 3,182 and 3,770 shares, respectively, for directors fees contributed to such plan.

     Directors who are not also officers or employees of the Company also receive stock options to purchase 3,500 shares of common stock under the Company's 1993 Stock Incentive Plan at the time of the annual meeting of shareholders. New directors receive an option to purchase 5,000 shares at the first annual meeting after they are elected. In accordance with such plan, each of Mr. Adams, Mr. Christianson, Ms. Isaacson, and Mr. Price received options to purchase 3,500 shares of common stock, and Mr. Lair received an option to purchase 5,000 shares of common stock, at an exercise price of $3.375 per share on May 7, 1997.

     Directors who provide consulting services to the Company may also receive consulting fees of $2,500 per day. Only one director, Steve Lair who received $5,000 for services rendered during the 1997 fiscal year, was compensated for consulting services during 1997. Directors are also reimbursed for the expenses they incur in attending meetings.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS ELECT THE NOMINEES NAMED HEREIN TO THE TERMS AS DIRECTORS OF THE COMPANY DESCRIBED ABOVE. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH NOMINEES, UNLESS OTHERWISE DIRECTED. IF NO INSTRUCTION IS GIVEN, THE ACCOMPANYING PROXY WILL BE VOTED FOR SUCH ELECTION. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT OF THE BOARD OF DIRECTORS

     The Company's executive compensation policies are recommended and administered by the Compensation Committee of the Board of Directors. During 1997, the Compensation Committee consisted of Robert Price, Michael Adams and Portia Isaacson, independent, outside directors.

     EXECUTIVE COMPENSATION POLICIES

     The Company's objectives are to maximize shareholder value as well as to ensure the stability and long-term success of the Company. Consistent therewith, the Board of Directors has adopted the following standards and policies relative to setting executive compensation:

     - Total compensation should include a significant performance component in addition to salary.

     -    Salary should have a relationship to salaries in industry peer groups.

     - Total compensation should be adequate to attract, motivate and retain quality talent.

     - Performance measures should relate to key characteristics accepted within the software/high technology industry.

     - Performance should be measured over time periods adequate to evaluate a particular executive's contribution to results.

     - Stock options and other awards should be integrated with other elements of compensation to formulate a package that helps to align executive compensation with stockholder interests.

     During the summer of 1996, the Committee considered the overall structure of the Company's compensation plan. After studying statistics on overall levels of executive compensation and the various forms of compensation, the Committee determined to set executive compensation on a fifteen month rather than a twelve month schedule. It specifically considered the history of the Company's executive compensation versus industry statistics and the Company's performance, and established in the fall of 1996 the level of the cash bonus that would be paid executives based on achievement of budget.

     1997 EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program comprises base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and retirement savings plans generally available to employees.

     BASE SALARY. Base salaries for executive officers during 1997 were set at levels designed to approximate industry average base salaries as established by the statistical information from a compensation database for high technology companies. In most cases, the level of industry average base compensation for 1997 represented an increase over salaries in 1996. Mr. Stuckey's base salary was increased from $260,000 to $286,000 from 1996 to 1997, a 10% increase.

     CASH INCENTIVE COMPENSATION. The Compensation Committee established the template for the 1997 cash bonus plan for executive officers during the fall of 1996. The bonus plan was designed to tie a significant portion of executive compensation to performance in accordance with budget. The factors included in the bonus plan for 1997 focused primarily on operating income, revenue, cash flow and in the case of one officer, on delivery dates for development. The plan was designed to reward performance only if at least 85% of budgeted performance was achieved. Because the Company did not achieve 85% of budgeted performance during 1997, no executive, including Mr. Stuckey, received a cash bonus during the year.

     STOCK INCENTIVE COMPENSATION. The Company provides long-term incentive to its executive officers primarily through the 1993 Stock Incentive Plan (the "1993 Plan"). Vesting over a period of one to four years, options and restricted stock have provided a significant incentive to remain with the Company and to maximize the Company's performance. The Committee specifically limited the number of option grants in 1997 to be consistent with its stated longer-term objectives for options granted on an annual basis. Further, it deferred grants of options to Mr. Stuckey pending performance at or near budgeted performance for the first half of the fiscal year. No options were granted to Mr. Stuckey in 1997.

     Because of the significant product direction change at the beginning of 1998 and the overall decrease in market price of the Company's common stock, all of the options held by executive officers were significantly under water. In order to provide additional long-term incentive to such officers, the Committee granted additional options at the then market price of the common stock to employees, including executive officers. Mr. Stuckey received an additional option to purchase 50,000 shares of common stock at $2.56 per share in January 1998.

     BENEFITS. The Company provides medical and retirement savings benefits to executive officers on terms generally available to employees. No executive officer received perquisites in excess of 10% of salary during 1997.

     SUMMARY

     The Compensation Committee believes that the compensation program for executive officers during the 1997 year was comparable to compensation programs for similarly situated companies and that the aggregate compensation provided under the program was appropriate.


                              Michael Adams
                              Robert Price
                              Portia Isaacson

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the Company's two other executive officers for services rendered.

                                                                                         LONG-TERM COMPENSATION
                                      ANNUAL COMPENSATION                 ----------------------------------------------------
                             -----------------------------------------          AWARDS
    NAME                                                                  -------------------       PAYOUTS
    AND                                                        OTHER      RESTRICTED                -------          ALL
  PRINCIPAL                                                   ANNUAL         STOCK                   LTIP           OTHER
  POSITION                   YEAR      SALARY     BONUS    COMPENSATION     AWARDS     OPTIONS      PAYOUTS    COMPENSATION(1)
  --------                   ----      ------     -----    ------------     ------     -------      -------    ---------------

MARION MELVIN STUCKEY        1997     $280,000                                                                      $7,500
Chairman  and Chief          1996     $260,000                                          20,000                     $10,625
Executive Officer            1995     $230,000                                         100,000                      $7,500

JIMMIE H. CALDWELL           1997     $212,000                                          15,000                      $7,500
President and Chief          1996     $200,000                                          20,000                     $10,625
Operating Officer            1995     $180,000                                          34,000                      $7,500

DAVID G. LATZKE              1997     $148,000                                          10,000
Vice President, Secretary,   1996     $140,000                                          12,000                      $3,133
Chief Financial Officer      1995     $120,000                                          11,000
and Treasurer


---------------
(1) The amounts reported in this column for 1996 include Company contributions to the Company's 401(k) Plan of $3,125, $3,125 and $3,133 for Mr. Stuckey, Mr. Caldwell and Mr. Latzke, respectively. The amounts reported for each of Mr. Stuckey and Mr. Caldwell for each of the three years also include $7,500 in benefits from split-dollar life insurance policies.

STOCK OPTIONS

     The Company maintains a 1989 Stock Option Plan and a 1993 Stock Incentive Plan. No additional options under the 1989 plan were granted during 1997. The Company may grant stock options, and other stock-based awards, to executive officers and other employees and consultants of the Company under the 1993 Stock Incentive Plan. The following table sets forth information with respect to options granted to the named executive officers in 1997:


                                                        OPTION GRANTS IN 1997
                                                                                               POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED ANNUAL
                                                                                               RATES OF STOCK PRICE
                                        % OF TOTAL                                               APPRECIATION FOR
                      OPTIONS         OPTIONS GRANTED        EXERCISE                             OPTION TERM (1)
                      GRANTED          TO EMPLOYEES          PRICE PER     EXPIRATION        -------------------------
NAME                    (#)               IN 1997             ($/SH)          DATE           5%($)            10%($)
----                  -------         ---------------        ---------     ----------        -----            ------

Mr. Stuckey             --                  --                   --            --             --                 --
Mr. Caldwell          15,000               3.9%                $5.38         1/1/07         $50,705          $128,495
Mr. Latzke            10,000               2.6%                $5.38         1/1/07         $33,803           $85,644


---------------
(1) These amounts represent the realizable value of the subject options ten years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company's common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

     The following table sets forth information with respect to the exercise of options and the value of options held by executive officers as of December 31, 1997:


AGGREGATED FISCAL YEAR END OPTION VALUES

                                                          NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                  SHARES ACQUIRED                       OPTIONS AT END OF 1997(1)          IN-THE-MONEY OPTIONS (2)
                    ON EXERCISE       VALUE            ---------------------------        ---------------------------
  NAME              OF OPTIONS      REALIZED           EXERCISABLE   UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
------------      ---------------   --------           -----------   -------------        -----------   -------------

Mr. Stuckey              0              0                55,000         65,000                 0              0
Mr. Caldwell             0              0                42,000         52,000                 0              0
Mr. Latzke               0              0                27,500         35,500                 0              0


---------------
(1) All of such options, except those issued to Mr. Stuckey in 1995 for 100,000 shares, which were granted with an exercise price of $6.50, which was in excess of fair market value, are exercisable at a price equal to the fair market value of the Common Stock on the date of grant.

(2) Represents the difference between the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1997 and the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS

     Other than its 1993 Stock Incentive Plan, the Company does not maintain any long-term incentive plans.

SEVERANCE AGREEMENTS

     The Company has severance agreements with Messrs. Stuckey, Caldwell and Latzke that provide for the payment to such executive officers of severance benefits in the event such officers are terminated, or resign for "good reason," within two years after a "change of control" of the Company. Such severance benefits range from one and one-half to three times annual compensation received by such executives averaged over the five years prior to termination. Such agreements define change of control as the acquisition by any person or persons acting in concert of 30% or more of the Company's voting stock, a change of control required to be reported under the Securities Exchange Act of 1934, or certain changes in the board composition in connection with a hostile contest for control. The Company does not have any other employment agreement with an executive officer named in the summary compensation table.

SHAREHOLDER RETURN

     The graph set forth below compares the cumulative total shareholder return on the common stock of the Company since July 14, 1993 (the day when the Common Stock commenced trading on the Nasdaq National Market) with the cumulative total return on a broad market index (the Nasdaq NMS Index) and a peer group index (the Nasdaq Computer and Data Processing Index). In each case, the cumulative return is calculated assuming an investment of $100 on July 14, 1993, and reinvestment of all dividends.

                                    [GRAPH]

                                  FOURTH SHIFT
                          STOCK PERFORMANCE CHART DATA

                                             Nasdaq
                                           Computer &
                                              Data
            DATE           NASDAQ NMS      PROCESSING    FOURTH SHIFT
            ----           ----------      ----------    ------------
           7/14/93          $100.00         $100.00        $100.00
           9/30/93          $112.58         $105.30         $90.91
          12/31/93          $114.80         $105.83        $122.73
           3/31/94          $109.97         $107.33        $105.45
           6/30/94          $104.83         $105.04         $89.10
           9/30/94          $113.51         $116.94         $90.91
          12/30/94          $112.21         $128.53         $40.00
           3/31/95          $122.33         $144.68         $58.18
           6/30/95          $139.93         $171.49         $49.09
           9/29/95          $156.79         $187.33         $78.18
          12/29/95          $158.70         $195.74         $54.55
           3/29/96          $166.10         $204.91         $69.09
           6/28/96          $179.66         $227.75         $96.36
           9/30/96          $186.05         $232.29        $109.09
          12/31/96          $195.19         $241.54         $83.64
           3/31/97          $184.61         $224.20         $54.55
           6/30/97          $218.45         $287.51         $69.09
           9/30/97          $255.40         $314.40         $67.27
          12/31/97          $239.53         $296.72         $43.64

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 28, 1998, information regarding the ownership of Common Stock by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers (including the named individuals) as a group, and (iv) any other shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.


                                                             SHARES BENEFICIALLY
                                                                    OWNED
                                                            -------------------
    NAME AND ADDRESS OF BENEFICIAL OWNER                    NUMBER(1)   PERCENT
    ------------------------------------                    ---------   -------

Perkins Capital Management, Inc.(2). . . . . . . . . . .    1,342,787    13.6%
730 East Lake Street
Wayzata, MN 55391-1769

Hathaway & Associates, Ltd. (3). . . . . . . . . . . . .      870,000     8.8%
119 Rowayton Avenue
Rowayton, CT 06853

U. S. Bancorp (4). . . . . . . . . . . . . . . . . . . .      502,829     5.1%
111 S.W. Fifth Avenue
Portland, OR 97204

Marion Melvin Stuckey (5). . . . . . . . . . . . . . . .      714,092     7.2%
7900 International Drive
International Plaza
Minneapolis, MN 55420

David R. Lamm(6) . . . . . . . . . . . . . . . . . . . .      871,850     8.8%
204 Marcin Lane
Burnsville, MN 55337

Michael J. Adams (7) . . . . . . . . . . . . . . . . . .      424,159     4.3%

Anton J. Christianson(8) . . . . . . . . . . . . . . . .      122,847     1.2%

Robert M. Price. . . . . . . . . . . . . . . . . . . . .       27,564      *

Portia Isaacson. . . . . . . . . . . . . . . . . . . . .       17,932      *

Steve J. Lair. . . . . . . . . . . . . . . . . . . . . .        3,182      *

Jimmie H. Caldwell(9). . . . . . . . . . . . . . . . . .      289,956     2.9%

David G. Latzke(10). . . . . . . . . . . . . . . . . . .       40,146      *

All executive officers and directors . . . . . . . . . .    1,639,878    16.3%
      as a group (8 individuals)

---------------
*    Less than 1%

(1) Includes 8,500 shares for each of Mr. Adams, Mr. Price and Dr. Isaacson, 60,000 shares for Mr. Stuckey, 55,750 shares for Mr. Caldwell, 35,900 shares for Mr. Latzke and 177,150 shares for all executive officers and directors as a group, of Common Stock issuable upon the exercise of stock options which are either currently exercisable or become exercisable within 60 days.

(2) Based upon information contained in the Schedule 13G of Perkins Capital Management, Inc. ("PCM") filed February 12, 1998; includes 539,138 shares over which PCM has sole disposition and voting power. PCM has sole disposition power, but not voting power over the remaining shares.

(3) Based upon information contained in the Schedule 13G of Hathaway & Associates, Ltd. dated January 10, 1994.

(4) Based upon information contained in the Schedule 13G of U. S. Bancorp filed February 13, 1998; includes 477,740 shares over which such holder has sole voting power, 21,089 shares over which it has shared voting power, 474,440 shares over which it has sole power of disposition, and 23,389 shares over which it has shared power of disposition.

(5) Includes 168,863 shares held by a corporation for which Mr. Stuckey is the President, sole director and sole shareholder.

(6) Based on 13D filed September 8, 1997; includes 664,750 shares held by a limited partnership for which Mr. Lamm serves as general partner.

(7) Includes 10,827 shares owned by Mr. Adams' minor children, 9,600 shares owned by Mr. Adams' spouse, 5,814 shares held in a self-directed HR-10 account, and 325,703 shares representing Mr. Adams' pro rata interest in a limited partnership in which he is a limited partner. Mr. Adams disclaims beneficial ownership of the shares held by his spouse and such limited partnership.

(8) Includes 102,905 shares held by a partnership for which Mr. Christianson is a general partner.

(9) Includes 7,178 shares and options to purchase shares owned by Mr. Caldwell's wife. Mr. Caldwell disclaims beneficial ownership of these shares.

(10) Includes 200 shares owned by Mr. Latzke's minor children.

     Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1997. Based on information contained in their forms 3, 4 and 5, all directors, officers and beneficial holders of 10% of the Company's securities timely filed such reports during 1997.

                          RELATIONSHIP WITH ACCOUNTANTS

     Arthur Andersen LLP have served as the Company's independent public accountants for more than five years and will serve as the Company's independent public accountants for the year ending December 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                     GENERAL

     The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement which will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

                              SHAREHOLDER PROPOSALS

     Any proposal by a shareholder to be presented at the annual meeting of shareholders held in 1999 must be received at the Company's principal executive offices, International Plaza, 7900 International Drive, Minneapolis, MN 55425, before December 2, 1998.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Marion Melvin Stuckey, Chairman of the Board

Dated: April 1, 1998

                            FOURTH SHIFT CORPORATION

               PROXY FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints M.M. Stuckey and J.H. Caldwell, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Fourth Shift Corporation to be held on May 6, 1998, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

1.         ELECTION OF CLASS A DIRECTORS:          / / FOR all nominees (EXCEPT AS           / / WITHHOLD AUTHORITY
                                                     MARKED TO THE CONTRARY BELOW)             TO VOTE FOR ALL NOMINEES

TO WITHHOLD AUTHORITY TO VOTE FOR A SPECIFIC NOMINEE, PLACE A LINE THROUGH SUCH
                             NOMINEE'S NAME BELOW:

                    Marion Melvin Stuckey, Michael J. Adams

2. TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING.

                          (CONTINUED ON REVERSE SIDE)

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTORS NAMED IN ITEM 1.

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              Dated: _____________________, 1998
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                  Signature if held jointly

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.